Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO RULE 13a-14(a)/15d-14(a) PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Michael Kauffman, M.D., Ph.D., certify that:

1.             I have reviewed this Quarterly Report on Form 10-Q/A (Amendment No. 1) of Karyopharm Therapeutics Inc.;

2.             Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Michael Kauffman, M.D., Ph.D.
Michael Kauffman, M.D., Ph.D.
Chief Executive Officer
(Principal executive officer)

Date: November 14, 2014